Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Kemper Corporation of our reports dated February 15, 2018, with respect to the consolidated financial statements and schedules of Infinity Property and Casualty Corporation and its subsidiaries, and the operating effectiveness of internal control over financial reporting of Infinity Property and Casualty Corporation and subsidiaries included in the Annual Report (Form 10-K) of Infinity Property and Casualty Corporation and subsidiaries for the year ended December 31, 2017:

Form	Registration Number	Description
S-3	333-194032	Automatic shelf registration statement of securities of well-known seasoned issuers
S-3	333-217781	Automatic shelf registration statement of securities of well-known seasoned issuers
S-8	33-58300	Securities to be offered to employees in employee benefit plans (401K Plan)
S-8	333-4530	Securities to be offered to employees in employee benefit plans (1995 Director Plan)
S-8	333-86935	Securities to be offered to employees in employee benefit plans (401K Plan)
S-8	333-76076	Securities to be offered to employees in employee benefit plans (Non-Qualified Deferred Compensation Plan)
S-8	333-87898	Securities to be offered to employees in employee benefit plans (2002 Stock Option Plan)
S-8	333-173877	Securities to be offered to employees in employee benefit plans (2011 Omnibus Equity Plan)

/S/ ERNST & YOUNG LLP
Birmingham, Alabama
September 18, 2018